SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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[ ] Preliminary proxy statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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MECHANICAL TECHNOLOGY INCORPORATED
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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[ ] Check box if any part of the fee is offset as provided by Exchange Act

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MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

May 12, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the Annual Meeting) of Mechanical Technology Inc., a New York corporation (the Company), to be held on Thursday, June 19, 2003 at 10:00 a.m., local time, at The Desmond, 660 Albany-Shaker Road, Albany, New York.

The Annual Meeting has been called for the purpose of (i) electing three Directors, each for a three-year term, (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the year ending December 31, 2003, and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 21, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote FOR the election of the three nominees as Directors of the Company.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW.

Sincerely,

Dale W. Church

Chairman and CEO

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

(518) 533-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Mechanical Technology Inc., a New York corporation (the Company), will be held on Thursday, June 19, 2003, at 10:00 a.m., local time, at The Desmond, 660 Albany-Shaker Road, Albany, New York (the Annual Meeting) for the purpose of considering and voting upon:

  The election of three Directors, each to hold office until the Company's 2006 annual meeting of stockholders and until such director's successor is duly elected and qualified.
  The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the year ending December 31, 2003.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 21, 2003 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event that there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

Catherine S. Hill

Corporate Secretary

Albany, NY

May 12, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW.

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Mechanical Technology Incorporated to be held on June 19, 2003, and any adjournment thereof, at The Desmond, Albany, New York.

The shares represented by properly completed proxies received prior to the vote will be voted FOR 1) the election of directors, unless specific instructions to the contrary are given or an abstention from voting is indicated by the shareholder; and 2) the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors. The proxy may be revoked any time before it is exercised.

This Proxy is first being mailed to shareholders on or about May 12, 2003. At the close of business on April 21, 2003 the Company had outstanding 27,639,135 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on the matters to be voted upon by such shareholder. A majority of the outstanding shares, present in person or by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present but do not affect the outcome of the election. A plurality vote is required for the election of Directors. An affirmative vote of a majority of the votes cast is necessary to approve all other actions. Votes will be tabulated by inspectors of election appointed in accordance with the applicable provisions of the New York Business Corporation Law.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Corporation's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders who share an address. The Corporation will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Company, Mechanical Technology Incorporated, 431 New Karner Road, Albany, New York 12205, telephone: (518) 533-2200. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, three Directors are to be elected, each to hold office until the expiration of his or her term and until a successor shall be elected and shall qualify. The Directors serve staggered terms.

Dale Church, Edward Dohring and David Eisenhaure are nominated to serve three-year terms, expiring 2006; Walter Robb and Beno Sternlicht are in the second year of three-year terms, expiring 2004; Dennis O'Connor is in the first year of a three-year term, expiring 2005. Management's nominees for Directors, together with certain information concerning them, are on the the following pages. In the event that any of such nominees shall become unavailable for any reason, it is intended that proxies will be voted for substitute nominees designated by management.

CERTAIN INFORMATION REGARDING NOMINEES

Mr. Church, 63, a Director since 1997 became the Chief Executive Officer and Chairman of the Board on October 22, 2002. Mr. Church also became Chairman of the Board of MTI MicroFuel Cells Inc., a subsidiary of the Company, on October 22, 2002. Mr. Church has practiced law in private practice, government, and corporate environments for over 30 years with specialties in U.S. and international government contracting, developing companies, mergers and acquisitions, and joint ventures. He has been the Chief Executive Officer of Ventures & Solutions LLC since 1996, was the Chairman and CEO of Intelligent Inspection Corporation from 1999 to April 2003, and was a partner in the law firm of McDermott, Will & Emery from 1993 to 1997. He served as General Counsel to the American Electronics Association from 1994 to 1998. His previous experience includes working for the U.S. Government's Central Intelligence Agency and Department of Defense and as corporate counsel to establish several companies in the Silicon Valley of California. He is a Director of the National Defense Industrial Association and is a director of various private corporations.

Mr. Dohring, 69, is currently Chairman of the Board of MTI Instruments, Inc., a subsidiary of the Company, where he served as President from April 1, 2000 to April 5, 2002, and has been a Director of Mechanical Technology Inc. since 1997. Mr. Dohring retired December 31, 1998 from Silicon Valley Group, Inc. ("SVG") where he had been Vice President since July 1992 and President of its SVG Lithography Systems, Inc. ("SVGL") unit since October 1994. From June 1992 to October 1994, he served as President of SVG's Track Systems Division. He joined SVG from Rochester Instrument Systems, Inc., where he served as President from April 1989 to June 1992. He also held management positions with General Signal, CVC Products, Bendix, Bell & Howell and Veeco Instruments. He is a member of the Board of Directors of Tegal Corporation, and has served as a director of Semiconductor Equipment & Materials International (SEMI) and International Disc Equipment Manufacturers Association (IDEMA). He currently serves on the State University of New York Maritime College Board of Directors and is a trustee of the College.

Mr. Eisenhaure, 57, a Director since 2000, has served as President, Chief Executive Officer and Chairman of the Board of Directors of SatCon Technology Corporation ("SatCon") since 1985. Prior to founding SatCon, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated, from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. In addition to his duties at SatCon, Mr. Eisenhaure holds an academic position at the Massachusetts Institute of Technology ("M.I.T."), serving as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure became a Director of the Company when he was selected by SatCon as its designee on the Company's Board of Directors pursuant to the agreements entered into in connection with the October 1999 transactions between SatCon and the Company whereby the Company sold its subsidiary,

Ling Electronics, to SatCon and agreed to invest approximately $7 million in SatCon.

Management recommends that you vote FOR election of the three nominees listed above as Directors of the Company.

CERTAIN INFORMATION REGARDING INCUMBENT DIRECTORS

Mr. O'Connor, 63, a Director since 1993, is a registered patent attorney, and from 1984 until his retirement in June 2000, was the Director of New

Products and Technology for Masco Corporation, a diversified manufacturer of building, home improvement, and other specialty products for the home and family.

Dr. Robb, 75, a Director since 1997, has been a management consultant and President of Vantage Management, Inc., since 1993. Prior to that, Dr. Robb was with General Electric Company ("GE") in a number of executive positions. He was Senior Vice President for Corporate Research and Development from 1986 until his retirement on December 31, 1992, directing the GE Research and Development Center, one of the world's largest and most diversified industrial laboratories, and serving on GE's Corporate Executive Council. He served on the Board of Directors of Plug Power Inc., from 1997 through October 9, 2002, and is a Director of Celgene Corp. and a number of privately owned companies.

Dr. Sternlicht, 75, a Director since 1996 and a co-founder of the Company, has been President of Benjosh Management Assoc., a management firm in New York City, since 1976; President of AMEAST Corporation, a consulting and trading corporation, since 1976; and President of Arben International,LLC, a distribution and manufacturing firm for products for the furniture and home décor industry, with offices in Russia, China and the United States, since 1994. He has also served as Chairman of the Board of Comfortex Corp., a window shade developer and manufacturer, from 1992 until its sale to Hunter Douglas in 1999, and currently serves as stockholder representative to the Board of Directors. Dr. Sternlicht was a Director of the Company from 1961 to 1992, and prior to 1985 held the position of Technical Director and Board Chairman. Dr. Sternlicht was one of the founders of VITA Volunteers in Technical Assistance, and has served on various advisory committees of NASA, DOE and the Commerce Department under Presidents Carter, Reagan and Bush, and served as an Advisor on Energy to the People's Republic of China, Israel and India.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held 9 meetings during 2002. All directors attended at least 75% of all of the Board and committees meetings held during 2002. The Board of Directors has established an Audit Committee and a Compensation Committee. The Company does not have a standing Nominating Committee of the Board of Directors.

Audit Committee

The Audit Committee currently consists of Mr. O'Connor (Chairman), Mr. Dohring and Dr. Robb. Prior to Mr. Church's appointment as Chairman and CEO of the Company on October 22, 2002 and prior to Mr. Goldberg's resignation on December 31, 2002, they served as members of the Audit Committee. The Board has determined that the members of the Audit Committee satisfy all requirements as to independence, financial literacy and experience, except that Mr. Goldberg, as a director of First Albany Companies Inc., an affiliate of the Company, and Mr. Dohring as former President (April 1, 2000 to April 5, 2002) of MTI Instruments, Inc., a subsidiary of the Company, may not have been deemed independent as defined in Nasdaq Marketplace Rule 4200(a)(14). Based on Mr. Dohring's extensive business experience and his unique knowledge and understanding of the Company and its industry, the Board of Directors determined that Mr. Dohring's membership on the Audit Committee is in the best interests of the Company and its shareholders.

The Audit Committee met six times during 2002. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on March 30, 2000. The Committee, among other matters, is responsible for the annual appointment of independent accountants as the auditors of the Company, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities. The Audit Committee also reviews the Company's accounting policies, control systems and compliance activities. The Committee also reviews the Charter of the Audit Committee.

Audit Committee Report

Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditor's, PricewaterhouseCoopers LLP ("PwC"), are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements.

The Board of Directors has not yet designated any members as Audit Committee Financial Experts under the rules of the SEC adopted in January 2003, which will be effective later in the year. The Board will consider this matter during 2003 as a part of its ongoing governance review.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2002 and the three months ended December 31, 2001 ("the Transition Period"), with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountants

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with PwC the independent accountants' independence from the Company and its management.

Recommendation that Financial Statements be Included in Annual Report

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended

December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee:

Mr. E. Dennis O'Connor (Chairman)

Mr. Edward A. Dohring

Dr. Walter L. Robb

Fees

Aggregate fees for professional services rendered for the Company by PwC as of or for the year ended December 31, 2002, for the three months ended December 31, 2001 ("the Transition Period") and the year ended September 30, 20011.
		Three Months
	Year Ended	Ended	Year Ended
	December 31,	December 31,	September 30,
	2002	2001	2001
Audit	$77,900	$ 45,345	$72,250
Audit Related	4,725	41,015	11,899
Tax	9,800	88,170	26,765
All Other	-	-	-
Total	$92,425	$174,530	$110,914

(1) The aggregate fees included in Audit are fees billed for the fiscal periods for the audit of the registrant's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal periods.

The Audit fees for the year ended December 31, 2002, the Transition Period and the year ended September 30, 2001, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of quarterly consolidated financial statements, NIST contract audit, and audit of 401(K) plan and its associated Form 11-K filing.

The Audit Related fees as of the year ended December 31, 2002, the Transition Period and the year ended September 30, 2001, respectively, were for assurance and related services related to consultations concerning financial accounting and reporting standards.

The Tax fees as of the year ended December 31, 2002, the Transition Period and the year ended September 30, 2001, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with and representation in tax audits and- advice related to proposed transactions.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors' independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

The Company's Audit Committee has not yet adopted/enacted pre-approval policies and procedures for audit and non-audit services. However, for the year ended December 31, 2002, the Audit Committee pre-approved audit and tax fees. Therefore, the proxy disclosure does not include pre-approval policies and procedures and related information. The Company is early-adopting components of the proxy fee disclosure requirements; the requirement does not become effective until periodic annual filings for the first fiscal year ending after December 15, 2003.

Compensation Committee

Drs. Robb and Sternlicht and Mr. O'Connor currently serve as the members of the Company's Compensation Committee. Mr. Goldberg served as a member of the Compensation Committee until his resignation from the Board of Directors on December 31, 2002. The Compensation Committee was established to set and administer the policies that govern annual stock and non-stock compensation for the Company's executives, review general compensation levels for other employees as a group and review and recommend policies regarding the Company's compensation and incentive plans. After review and approval by the Compensation Committee, issues pertaining to executive compensation and compensation policies are reported to the Board of Directors. The Compensation Committee met two times during 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Corporation's executive compensation program is administered by the Compensation Committee. This committee, composed of Drs. Robb and Sternlicht and Mr. O'Connor, is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for the Company's senior management team. Mr. Goldberg served on the Compensation Committee until his resignation from the Board on December 31, 2002.

The Committee believes that the primary objectives of the Company's compensation policies are to attract and retain a management team that can effectively implement and execute the Company's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar sizes and lines of business; and, (ii) long-term incentive compensation in the form of stock options which will encourage management to continue to focus on stockholder return.

The Committee's goal is to use compensation policies to closely align the interests of management with the interests of stockholders in building long-term value for the Company's stockholders. The Committee reviews its compensation policies from time to time in order to determine the reasonableness of the Company's compensation programs and to take into account factors which are unique to the Company.

As described below, Messrs. Church and Soucy and Drs. Acker and Gottesfeld have signed Employee Agreements with the Company defining the employee's duties, salary, severance arrangements and restrictions on competition with the Company. For more detailed information on employment arrangements, see "Employment Agreements" below.

Base Salary. The Committee's goal is not only to assure a base level sufficient to attract and retain key executives, but also to balance that goal with long-term incentives which assure that a significant portion of annual compensation is dependent upon the performance of the Company.

Bonus. No bonuses were paid to Messrs. Church, Chaves or Soucy or to Dr. Acker in Fiscal 2002. Dr. Gottesfeld was paid a bonus in Fiscal 2002.

Stock Options. In examining stock option, equity incentive, phantom stock and other plans typically provided to senior management in publicly held companies, the Compensation Committee determined that the Company should provide equity incentives to its senior management. Stock options have been issued in recognition of the performance of the senior management team to date in improving the Company's financial position, establishing important strategic relationships with distributors, and developing technology and bringing to market innovative new products. The Committee also believes that the granting of stock options is a valuable incentive tool for management to continue to focus on realizing strategic goals and in building value for all stockholders. Most of the stock option grants vest over a multi-year period.

Compensation of Chief Executive Officer. Dale W. Church became the Company's Chief Executive Officer on October 22, 2002 and received salary compensation of $23,077 for the period October 22 to December 31, 2002. The compensation for Mr. Church was based upon careful analysis of other comparable public companies' chief executive officer's compensation and the performance of the Company, including progress on the development and commercialization of MTI Micro's direct methanol micro fuel cell system, revenue generation at MTI Instruments and Mr. Church's efforts in identifying potential funding sources for the Company and its subsidiaries.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portions of its executive compensation to comply with certain exemptions to Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to Section 162(m) when the Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

Compensation Committee

Dr. Walter Robb
Dr. Beno Sternlicht
Mr. E. Dennis O'Connor

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2002, the Compensation Committee, consisted of Drs. Robb and Sternlicht and Mr. Goldberg until his resignation from the Board of Directors on December 31, 2002, none of whom are employees of the Company. Mr. Goldberg is the President and a member of the Board of Directors of First Albany Companies Inc. For information concerning the committee members' relationship to the Company see "Securities Ownership of Certain Beneficial Owners" and "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management believes transactions among related parties are as fair to the Company as obtainable from unaffiliated third parties.

On December 20, 2002, the Company and First Albany Companies Inc.

("FAC") completed a share exchange transaction in which FAC exchanged 8 million shares of the Company's common stock owned by FAC for 2,721,088 shares of Plug Power common stock owned by the Company. As a condition of the exchange, FAC agreed not to sell its remaining shares of the Company for two years ("lock-up agreement"). MTI waived this lock-up agreement in late December 2002 to permit FAC to gift shares. The Company recorded a non-cash gain on the exchange transaction of $8.006 million and recorded treasury stock at a non-cash cost of $13.606 million. As of December 31, 2002, FAC owns 2,991,040 shares, or approximately 10.83%, of the Company.

As a result of the transaction, the Company is no longer required to account for its remaining holdings in Plug Power under the equity method of accounting. Under the equity method of accounting, the Company was required to report its proportionate share of Plug Power's financial results.

During the twelve months ended December 31, 2002, FAC sold 662,705 shares of the Company's common stock in the public markets.

As of December 31, 2002, Mechanical Technology owns approximately 4.58% of SatCon's outstanding stock. David B. Eisenhaure, a Director of the Company, is President, Chief Executive Officer and Chairman of the Board of Directors of SatCon.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership of the Company's Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the Company's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Company's most recent Calendar year.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee annually considers and recommends to the Board the appointment of the Company's independent auditors.

The persons named in the enclosed Proxy will vote to ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as independent auditors for the year ending December 31, 2003 unless otherwise directed by the stockholders. A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders. If the stockholders do not ratify the appointment of PwC as the Company's independent auditors, the appointment of such independent auditors will be reconsidered by the Audit Committee and the Board.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation for services rendered to the Company for the years ended December 31, 2002 and 2001, and the year ended September 30, 2001, of those persons who were at December 31, 2002 (i) the Chief Executive Officer of the Company and (ii) the four most highly compensated executive officers or key employees (collectively, the "Named Employees")

SUMMARY COMPENSATION TABLE
		ANNUAL COMPENSATION LONG-TERM COMPENSATION
NAME AND	TWELVE	SALARY	BONUS	SECURITIES	RESTRICTED	ALL
PRINCIPAL POSITION	MONTH			UNDERLYING	STOCK	OTHER
	FISCAL			OPTIONS	AWARD	COMPENSATION
	PERIOD ENDED			(#)
Dale W. Church,	12/31/2002[1]	$ 23,077	$ -	120,000[2]	$50,000[3]	$ -
Chief Executive Officer
Dr. William P. Acker,	12/31/2002	$193,750	$ -	250,000[4]	$ -	$ 6,827[5]
President and CEO	12/31/2001[6]	$175,000	$ 75,000	-	$ -	$ 2,827[5]
MTI MicroFuel Cells Inc.	09/30/2001	$175,000	$ -	100,000	$ -	$ 2,827[5]
	09/30/2000[1]	$ 50,481	$ -	175,000	$ -	$ -
Denis P. Chaves	12/31/2002	$177,585	$ -	-	$ -	$ 7,103[5]
Vice President and	12/31/2001[6]	$170,000	$ 22,500	-	$ -	$ 6,800[5]
General Manager	09/30/2001	$167,500	$ 20,000	25,000	$ -	$ 6,700[5]
MTI Instruments, Inc.	09/30/2000	$160,000	$ 25,000	30,000	$ -	$ 6,154[5]
Dr. Shimshon Gottesfeld	12/31/2002	$180,000	$ 40,000	50,000[7]	$ -	$ 7,772[8]
Vice President of R&D and	12/31/2001[6]	$180,000	$ 79,114[9]	-	$ -	$35,164[11]
Chief Technology Officer	09/30/2001[1]	$148,846	$114,202[10]	50,000	$ -	$33,364[12]
MTI MicroFuel Cells Inc.
Alan J. Soucy	12/31/2002[1]	$121,154	$ -	325,000[13]	$ -	$ -
Chief Operating Officer
MTI MicroFuel Cells Inc.

1 Represents compensation for a portion of the fiscal year based upon employment dates:

Dr. Acker joined the Company as President and Chief Technology Officer on June 19, 2000.
Mr. Church joined the Company as Chairman and Chief Executive Officer on October 22, 2002.
Dr. Gottesfeld joined MTI MicroFuel Cells Inc. as Vice President of Research and Development and Chief Technology Officer on December 4, 2000.

Mr. Soucy joined MTI MicroFuel Cells Inc. as Chief Operating Officer on August 5, 2002.

2 Represents 45,000 options awarded under the Directors' Stock Option Program for services as a Director and 75,000 options to purchase shares of MTI MicroFuel Cells Inc, a subsidiary of the Company.

3 Represents 50,000 shares of restricted common stock of the Company valued at $1 per share based on the market price on the date of issue.

4 Represents 250,000 options to purchase shares of MTI MicroFuel Cells Inc, a subsidiary of the Company.

5 Represents Company matching contributions of $1.00 for each $1.00 contributed by the named individual to the 401(k) Savings Plan up to a maximum of 4% of base pay.

6 In 2002, the Company changed its fiscal year-end from September 30 to December 31, effective with the calendar year beginning January 1, 2002. The compensation information for the twelve-month fiscal period ended December 31 includes the three-month transition period from October 1, 2001 to December 31, 2001 which preceded the start of fiscal 2002 and excludes the three-month period from October 1, 2000 to December 31, 2000.

7 Represents 50,000 options to purchase shares of MTI MicroFuel Cells Inc, a subsidiary of the Company.

8 Represents Company matching contribution of $4,846 to the 401(k) Savings Plan and $2,926 in moving expenses reimbursement.

9 Represents bonus for the purchase of 100,000 shares of MTI MicroFuel Cells Inc., a subsidiary of the Company, Class A Preferred Stock totaling $79,114. This bonus is also reflected in Note 10.

10 Represents commencement bonus of $35,088, and bonus for the purchase of 100,000 shares of MTI MicroFuel Cells Inc. , a subsidiary of the Company, Class A Preferred Stock totalling $79,114. The $79,114 bonus is also reflected in Note 9.

11 Represents Company matching contributions of $4,292 to the 401(k) Savings Plan, $20,216 in moving expenses paid by the Company and bonus for gross up of taxes for relocation expenses of $10,656.

12 Represents Company matching contributions of $2,492 to the 401(k) Savings Plan, $20,216 in moving expenses paid by the Company and bonus for gross up of taxes for relocation expenses of $10,656.

13 Represents 50,000 options to purchase shares of the Company's common stock and 275,000 options to purchase shares of MTI MicroFuel Cells Inc, a subsidiary of the Company.

Option Grants Table

The following table sets forth information concerning individual grants of stock options to purchase the Company's Common Stock made to the Named Employees during 2002.

OPTION GRANTS IN 2002

________________Individual Grants________________
Potential Realizable
Value at Assumed
	Number of	Percentage			Annual Rates of
	Shares	of Total			Stock Price
	Underlying	Options	Exercise		Appreciation for
	Options	Granted to	Price	Expiration	Option Term[2]
Name	Granted[1]	Employees	(per share)	Date	5%($)	10%($)
Dale W. Church	25,000[3]	20.66%	$3.42	03/31/2012	$ 53,770	$136,265
	20,000[3]	16.53%	$1.00	10/21/2012	$ 12,578	$ 31,875
Dr. William P. Acker	-	-	-	-	$ -	$ -
Denis P. Chaves	-	-	-	-	$ -	$ -
Dr. Shimshon Gottesfeld	-	-	-	-	$ -	$ -
Alan J. Soucy	50,000[4]	41.32%	$0.98	08/04/2012	$ 30,816	$ 78,093

_______________________________________

1 The following information concerns individual grants of stock options to purchase shares of MTI MicroFuel Cells Inc, a subsidiary of the Company, to the Named Employees during 2002:

________________Individual Grants________________
					Potential Realizable
					Value at Assumed
	Number of	Percentage			Annual Rates of
	Shares	of Total			Stock Price
	Underlying	Options	Exercise		Appreciation for
	Options	Granted to	Price	Expiration	Option Term[2]
Name	Granted	Employees	(per share)	Date	5%($)	10%($)
Dale W. Church	75,000	4.92%	$1.268	10/21/2012	$ 59,808	$151,565
Dr. William P. Acker	250,000	16.39%	$1.268	10/14/1012	$199,360	$505,216
Denis P. Chaves	-	-	-	-	-	-
Dr. Shimshon Gottesfeld	50,000	3.28%	$1.268	07/16/2012	$ 39,872	$101,043
Alan J. Soucy	275,000	18.03%	$1.268	08/04/2012	$219,296	$555,738

2 Potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the 10-year term. These numbers are calculated based upon Securities and Exchange Commission requirements and do not reflect the Company's projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10-year term of the option and subtracting from that the aggregate option exercise price.

3 100% exercisable at grant. Reflects awards under the Directors' Stock Option Program for services as a Director.

4 50% or 25,000 shares are exercisable on first anniversary date (August 5, 2003) and 25% or 12,500 shares are exercisable on second and third anniversary dates.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth certain information regarding stock options exercised during 2002 and held as of December 31, 2002 by the Named Employees of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES
			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
			Year End (#)		at Year End ($)(2)(3)
	Shares
	Acquired	Value
	On Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dale W. Church	-	-	220,000	-	$ 78,700	$ -
Dr. William P. Acker	-	-	206,250	68,750	$ -	$ -
Denis P. Chaves	-	-	282,950	27,500	$ 98,631	$ -
Dr. Shimshon Gottesfeld	-	-	25,000	25,000	$ -	$ -
Alan J. Soucy	-	-	-	50,000	$ -	$ 34,500

  Represents the difference between the exercise price and the fair value of the common stock on the date of exercise.
  Value is based on the closing sale price of the common stock on the Nasdaq National Market on December 31, 2002, less the option exercise price.
  The table does not include options outstanding for MTI MicroFuel Cells Inc., a subsidiary of the Company, since there is no market for MTI MicroFuel Cells Inc.

EQUITY COMPENSATION PLANS

The Company has two stock option plans. The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2002.

	Number of Securities To Be		Number of Securities
	Issued Upon Exercise of	Weighted Average Exercise	Remaining Available for
	Outstanding	Price of Outstanding	Future Issuance Under
Plan Category	Options, Warrants, Rights(1)	Options, Warrants, Rights	Equity Compensation Plans
Equity compensation plans approved by security holders	3,327,525	$7.01	3,379,582

(1)Under both the 1996 and 1999 Plans, the securities available under the Plans may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc.

The 1996 Plan also provides for increases to securities available by 10% of any increase in shares outstanding, excluding shares issued under option plans.

EMPLOYMENT AGREEMENTS

Mr. Dale W. Church, Chief Executive Officer, has an employment letter with the Company that provides a base salary of $10,000 per month which was increased to $20,000 per month effective January 1, 2003. The agreement also provided for the grant of 50,000 shares of restricted stock which vests one year from his employment commencement date. He will also receive 100% of his base salary and benefits for six months, if he is terminated without cause. This agreement continues unless modified.

Dr. William P. Acker, Chief Executive Officer and President of MTI MicroFuel Cells Inc. ("MTI Micro") has an employment agreement with MTI Micro that provides a base salary of $200,000. He will also receive 100% of his base salary and benefits for one year, subject to reduction for any amounts earned in other employment, if he is terminated without cause. This agreement continues unless modified.

Dr. Shimshon Gottesfeld, Vice President of Research and Development and Chief Technology Officer of MTI Micro has an employment agreement for a term expiring on December 1, 2003. The agreement provides for a base salary of $180,000 per year and an annual bonus of not less than $20,000 each year. The agreement also provides for (1) a commencement bonus of $35,088; (2) moving and relocation expenses; and (3) the issuance of 100,000 Class A preferred stock in MTI MicroFuel Cells Inc., a Subsidiary of the Company, as well as a cash bonus to cover the purchase price and any tax liability related to the purchase of such shares. He will also receive 100% of his base salary for the remainder of his agreement if the

Company terminates him without cause or he leaves employment for defined reasons, subject to reduction for amounts earned in any other employment.

Mr. Alan J. Soucy, Chief Operating Officer of MTI Micro has an employment agreement with MTI Micro that provides a base salary of $295,000. He will also receive 100% of his base salary for 6 months, subject to reduction for any amounts earned in other employment, if he is terminated without cause. This agreement continues unless modified.

DIRECTORS' COMPENSATION

On March 18, 1999, the Company's Board of Directors adopted a Directors' Stock Option Program, whereby options to purchase 10,000 shares of the Company's Common Stock are issued to each non-employee director serving as a director on the date of the Annual Meeting. This annual grant was increased to 20,000 options per year in 2001 in exchange for the Directors agreeing to forgo any cash compensation or their services. These grants will occur on April 1, of each year. Further if a Director serves as a member of the Audit Committee or the Compensation Committee, he or she will receive an additional grant of 5,000 and 3,000 options, respectively. These options are immediately exercisable and have exercise prices equal to the closing price of the Company's Common Stock on the NASDAQ National Market on the date of grant. Prior to 2001, Directors received $750 for each Board of Directors meeting attended.

During 2002, the Company granted 20,000 options to purchase shares of the Company's Common Stock to each member of the Board of Directors. Each member of the Audit and Compensation Committees received an additional grant of 5,000 and 3,000 options, respectively. The stock option exercise price was $3.42 per share, and these stock options were immediately exercisable upon grant. Further, on October 22, 2002, the Chairman of the Board of Directors received an additional grant of 20,000 options, which were immediately exercisable at an exercise price of $1.00 per share.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's common stock, based on the market price of the Company's common stock, with the total return of companies included within the Standard & Poor's (S&P) 500 Composite Index and the companies included within the S&P Technology Sector Composite Index for a five year period commencing October 1, 1997 and ending December 31, 2002. The calculation of total cumulative return assumes a $100 investment in the Company's common stock, the S&P 500 Composite Index and the S&P Technology Sector Composite Index on October 1, 1997, the first day of the Company's fiscal year.

[GRAPH APPEARS HERE]

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2003 for:

  all persons known by us to own beneficially 5% or more of the common stock;

  each of our directors;
  the executive officers and key employees listed in the Summary Compensation Table; and
  all directors and executive officers as a group.
	Shares Beneficially Owned[1]
Name of Beneficial Owner	Number [2]		Percent
First Albany Companies Inc.	2,991,040		10.82%
Alan P. Goldberg	4,049,658	[3,4]	14.63
George C. McNamee	4,376,989	[3,5,6]	15.81
Dr. William P. Acker	256,250	[7]	*
Denis P. Chaves	290,450	[8]	1.04
Dale W. Church	433,500	[9]	1.56
Edward A. Dohring	228,689	[10]	*
David B. Eisenhaure	363,000	[11]	1.30
Dr. Shimshon Gottesfeld	45,500	[12]	*
E. Dennis O'Connor	296,500	[13]	1.07
Dr. Walter L. Robb	266,300	[14]	*
Alan J. Soucy	-		*
Dr. Beno Sternlicht	982,018	[15]	3.54
All present Directors and Officers as a group (15 persons)	3,769,290	[16]	12.56

*Percentage is less than 1.0% of the outstanding common stock.

1 Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned by the Stockholder. The address of First Albany Companies Inc., Alan P. Goldberg and George C. McNamee is 30 South Pearl Street, Albany, New York 12207. The address of all other listed stockholders is c/o Mechanical Technology Inc., 431 New Karner Road, Albany, New York 12205. This table does not include any beneficially owned shares of MTI MicroFuel Cells Inc., a subsidiary of the Company.

2 The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 31, 2003, through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person, which are exercisable within 60 days of March 31, 2003, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 27,639,135 shares of common stock outstanding as of March 31, 2003.

3 Includes 2,991,040 shares owned by First Albany Companies Inc.

4 Includes options for 158,000 shares, which are exercisable as of March 31, 2003.

5 Includes options for 150,000, which are exercisable as of March 31, 2003.

6 Includes 57,375 shares owned by Mr. McNamee's wife. Mr. McNamee disclaims beneficial ownership of such shares.

7 Includes options for 206,250 shares, which are exercisable within 60 days of March 31, 2003.

8 Includes options for 290,450 shares, which are exercisable within 60 days of March 31, 2003.

9 Includes options for 220,000 shares, which are exercisable as of March 31, 2003 and 2,250 shares owned by Mr. Church's wife. Mr. Church disclaims beneficial ownership of such shares.

10 Includes options for 200,000 shares, which are exercisable as of March 31, 2003.

11 Includes options for 60,000 shares, which are exercisable as of March 31, 2003 and 300,000 shares of common stock issuable upon exercise of warrants held by SatCon Technology Corporation exercisable as of March 31, 2003. Mr. Eisenhaure, a director and officer of SatCon Technology Corporation, may be deemed the beneficial owner of these shares. Mr. Eisenhaure disclaims beneficial ownership of these shares.

12 Includes options for 25,000 shares, which are exercisable within 60 days of March 31, 2003 and 500 shares owned by Mr. Gottesfeld's wife. Mr. Gottesfeld disclaims beneficial ownership of such shares.

13 Includes options for 155,000 shares, which are exercisable as of March 31, 2003.

14 Includes options for 158,000 shares, which are exercisable as of March 31, 2003.

15 Includes options for 198,000 shares, which are exercisable as of March 31, 2003 and 200,970 shares held by Dr. Sternlicht's wife as custodian for their children. Dr. Sternlicht disclaims beneficial ownership of such shares.

16 Includes options for 2,356,033 shares, which are exercisable within 60 days of March 31, 2003.

ANNUAL REPORT TO SHAREHOLDERS

The Company's Annual Report to Shareholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, may be obtained by addressing a written request to the Investor Relations Department at the Company's corporate headquarters, 431 New Karner Road, Albany, New York 12205.

SOLICITATION OF PROXIES

The cost of solicitation of Proxies will be borne by the Company. In addition to the solicitation of Proxies by mail, officers and employees of the Company may solicit Proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth herein, all Proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

STOCKHOLDER PROPOSALS

In order to be included in Proxy material for the 2004 Annual Meeting of Stockholders, stockholders' proposed resolutions must be received by the Company at its offices, 431 New Karner Road, Albany, New York 12205 on or before January 13, 2004. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

If a stockholder of the Company wishes to present a proposal before the 2004 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Corporation's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Corporation at the address noted above. The Secretary must receive such notice by March 28, 2004.

If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

Management does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

By Order of the Board of Directors

Catherine S. Hill
Secretary

Albany, New York

May 12, 2003

Appendix A - Proxy Card

MECHANICAL TECHNOLOGY INCORPORATED

431 New Karner Road Albany, New York 12205

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF AUTHORITY TO VOTE FOR ITEM 1, ELECTION OF DIRECTORS, IS NOT SPECIFICALLY WITHHELD, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN THE PROXY STATEMENT. IF NO CHOICE IS SPECIFIED WITH RESPECT TO ITEM 2, THE PROXY WILL BE VOTED FOR THIS PROPOSAL.

The undersigned hereby appoints Dale W. Church and Cynthia A. Scheuer, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Shareholders of Mechanical Technology Incorporated, to be held at The Desmond, 660 Albany-Shaker Road, Albany, New York, at 10:00 a.m. on June 19, 2003, or any adjournment thereof, as follows:

  ELECTION OF DIRECTORS:
FOR THE THREE NOMINEES LISTED BELOW	_____	WITHHOLD AUTHORITY	____
(except as marked to the contrary below)		to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Three Year Term:	Dale W. Church	Edward A. Dohring	David B. Eisenhaure

2. TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR MECHANICAL TECHNOLOGY INCORPORATED FOR THE YEAR ENDING DECEMBER 31, 2003.

FOR	_____	AGAINST	_____	ABSTAIN	_____

IN THEIR DISCRETION, UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
Date, 2003

Please sign exactly as name appears on this proxy. When

shares are held by joint tenants, both should sign. When

signing as attorney, executor, administrator, trustee, or guardian,

please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized

person.

ATTENDANCE AT MEETING: NO _____ YES _____ NUMBER ATTENDING _____	Please provide Social Security Number or Tax Identification Number ___________________________________________________